UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 15, 2007
Cardica, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-51772	94-3287832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
900 Saginaw Drive
Redwood City, California 94063
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.
     On June 15, 2007, Cardica, Inc. (“Cardica”) entered into a license, development and commercialization agreement with Cook Incorporated (“Cook”) (the “License Agreement”) relating to the development and commercialization of a patent foramen ovale closure device. Under the terms of the License Agreement, Cardica is responsible for the design, production and manufacturing of the device. All of the design and production will be directed by a development committee with representatives from both companies. Cook is responsible for preclinical and clinical development, as well as regulatory approval of the device, and will have exclusive worldwide commercialization rights to market the device. Cardica will receive upfront payments of $900,000 from Cook, and Cook has agreed pay Cardica up to a total of an additional $2.7 million in future milestone payments if development milestones are achieved under the License Agreement. Cardica is entitled to receive royalties based on Cook’s annual worldwide sales of the device. The License Agreement has a twenty-year term subject to earlier termination by either Cook or Cardica under certain circumstances.
     The foregoing description of the License Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the License Agreement, which is filed as Exhibit 10.19 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 3.02. Unregistered Sales of Equity Securities.
     On June 21, 2007, Cardica issued an aggregate of 387,596 shares of common stock and warrants to purchase up to 96,900 shares of common stock for aggregate gross proceeds of approximately $2,000,000 in the second and final closing in the private placement under that certain Securities Purchase Agreement, dated as of June 7, 2007, filed as Exhibit 10.15 to Cardica’s Current Report on Form 8-K with the Securities and Exchange Commission on June 13, 2007. The warrants will become exercisable on the date that is six months from the date of issuance and will be exercisable until the five year anniversary of issuance at an exercise price of $5.65 per share. The issuance in the private placement was made in reliance on Rule 506 promulgated under the Securities Act of 1933, as amended, and was made without general solicitation or advertising. Each purchaser represented that it is an accredited investor with access to information about Cardica sufficient to evaluate the investment and that the common stock and warrants were being acquired without a view to distribution or resale in violation of the Securities Act of 1933, as amended. A Form D filing will be made in accordance with the requirements of Regulation D.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.19	License, Development and Commercialization Agreement by and between Cook Incorporated and Cardica, Inc.†

†	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment. Omitted portions of this exhibit have been filed separately with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: June 21, 2007	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.19	License, Development and Commercialization Agreement by and between Cook Incorporated and Cardica, Inc.†

†	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment. Omitted portions of this exhibit have been filed separately with the Securities and Exchange Commission.